UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 29, 2011

Radiant Logistics, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50283	04-3625550
(Commission File Number)	(IRS Employer Identification Number)

405 114th Avenue SE, Third Floor, WA  98004

(Address of Principal Executive Offices)

(425) 462-1094

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

On March 29, 2011, Radiant Logistics, Inc. (the “Company”) issued a press release disclosing its agreement to acquire DBA Distribution Services, Inc., a privately held company that commonly operates under the trade name Distribution By Air (“DBA”) and provides a full range of domestic and international transportation and logistics services across North America.  The transaction is valued at $12.0 million and is expected to close in Radiant’s fourth fiscal quarter ending June 30, 2011, pending the satisfaction of customary closing conditions.

The press release also included preliminary guidance for the Company’s fiscal year ending June 30, 2012 of approximately $9.0 million in adjusted EBITDA on $285 million in annual revenues

Item 9.01	Exhibits.

99.1	Press release issued March 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIANT LOGISTICS, INC.

Date: March 30, 2011	By: /s/ Bohn H. Crain
Bohn H. Crain, CEO